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                                  Exhibit 10(u)

                            THE AMENDED AND RESTATED

                         NEWHALL MANAGEMENT CORPORATION

                          RETIREMENT PLAN FOR DIRECTORS

                     (Revised Effective September 18, 1996)

I        PURPOSE

         The purpose of this Plan, which is unfunded, is to attract and retain outstanding Directors for Newhall Management Corporation.

II.      ELIGIBILITY

         Directors who leave the Company's Board of Directors after at least five years of service on the Board, will be eligible for retirement benefits. This Plan covers service only as an outside Director. Notwithstanding anything to the contrary in this Plan, Directors who retire on or after September 30, 1996, will not be eligible for any benefit amounts under Sections III, IV and V of this Plan.

         A Director who retires as an employee of the Company but continues on the Board is eligible for benefits under this Plan if he or she serves on the Board for at least five years after retirement as an employee.

         Directors, other than initial Newhall Management Corporation Directors, shall retire no later than the Annual Meeting of the Company held on or after the Directors' 70th birthday.

III.     BENEFIT AMOUNT

         Each eligible Director is entitled to an annual retirement benefit equal to $28,000 or the annual retainer in effect on the Director's retirement date, whichever is greater.

IV.      BENEFIT PAYMENTS

         Benefit payments will start on the first day of the calendar quarter on or after the date an eligible Director leaves the Board, provided the Director is at least age 65. An eligible Director who leaves the Board prior to age 65 will start receiving benefit payments on the first day of the calendar quarter in which the Director turns 65. Benefits will be paid on the first day of each quarter thereafter. Each quarterly payment will be one-fourth of the benefit amount.




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V.       BENEFIT DURATION

         Benefits will be paid for a period equal to the length of the Director's service as an outside Director or until death, whichever occurs first. There are no death benefits under this Plan.

VI.      MATCHING GIFTS

         Directors Emeritii are eligible to participate in the Company's Matching Gift Program until the date on which they cease being Director Emeritii.

         IN WITNESS WHEREOF, The Newhall Land and Farming Company has caused this revised Plan to be executed as of September 18, 1996.

                           THE NEWHALL LAND AND FARMING COMPANY
                            (A CALIFORNIA LIMITED PARTNERSHIP)

                           BY:  NEWHALL MANAGEMENT LIMITED PARTNERSHIP
                                MANAGING GENERAL PARTNER

                           BY:  NEWHALL MANAGEMENT CORPORATION,
                                MANAGING GENERAL PARTNER

                                         /S/  Thomas H. Almas
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                                      Thomas H. Almas, Secretary






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